Exhibit 99.3

Nashville, TN, Feb. 21, 2025 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), creator of American Rebel Light Beer (americanrebelbeer.com), and a designer, manufacturer, and marketer of branded safes and personal security and self-defense products (americanrebel.com), proudly announces that CEO Andy Ross will appear on the local NBC television affiliate, KSHB 41, in his home state, promoting the values of the American Dream and the Company’s patriotic products.

Hometown “American Rebel” Andy Ross appears on Kansas City NBC affiliate KSHB 41

NBC affiliate KSHB 41 (KSHB 41 Kansas City: News, Weather, Chiefs, Traffic and Sports), home of the Kansas City Chiefs and known for its award winning news, is owned by the E.W. Scripps Company and is the Kansas City market’s fastest growing news outlet. The segment featuring American Rebel Andy Ross is schedule to air Friday, February 20, 2025, at some point during the 11 am Central hour-long broadcast.

“We believe in the American Dream, and our products reflect the values and pride that come with it,” said Andy Ross – CEO American Rebel Holdings, Inc. “I’m thrilled to share our story on KSHB 41, the home of my favorite team, the Kansas City Chiefs, and with the people of Kansas. I’ve spent my time in Kansas City visiting key accounts to ensure that American Rebel Light Beer is readily available to those who appreciate quality and patriotism.”

American Rebel Holdings, Inc. Focuses on Media Exposure to Expand America’s Patriotic Beer in New Markets

A key strategic focus at American Rebel is to continually share America’s Patriotic Brand Story as told by our CEO – Andy Ross. To truly expand America’s Patriotic Brand, we needed to have a product that reaches the masses and is consumable. American Rebel Beer has always been at the top of the list and due to current events and opportunities that have opened up in the market, American Rebel is well positioned to continue to expand into new markets that allow our consumers to enjoy America’s Patriotic Beer (americanrebelbeer.com).

The American Rebel Brand Story is all about chasing the American Dream as a NASDAQ company

“I have been blessed to turn my passions into success. On my show, Maximum Archery World Tour, I bowhunted the world for 10 years on outdoor TV. By incorporating my music into the show, and with the emergence of digital music distribution, I had a springboard to develop a great music career. In 2015 a decision was made to build a brand around my song ‘American Rebel,’ and America’s Patriotic Brand was born. In February 2022, we became a publicly traded company on NASDAQ, symbol: AREB.” - Andy Ross, CEO American Rebel Holdings

American Rebel Light Beer positioned for success throughout Kansas and the Kansas City Area

During his appearance, Mr. Ross passionately discussed the inspiration behind American Rebel Light Beer, a premium light lager that embodies the spirit of America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer. He also highlighted Champion Safe Co., a wholly-owned subsidiary of American Rebel Holdings known for its American-made safes designed to protect what matters most to American families. Champion Safe Co. manufactures Champion, Superior and American Rebel branded safes.

In addition to his media appearance, Mr. Ross has been actively focusing on expanding American Rebel Beer’s presence in the eastern Kansas area. With the support of distribution partner Standard Beverage, the Company is strategically targeting key accounts to enhance both on-premise and off-premise locations. This effort is part of a larger initiative to bring American Rebel’s exceptional products to a wider audience.

Mr. Ross’s recent meetings with several key accounts in Kansas have yielded promising results, further solidifying the Company’s growth plans in the region. By leveraging the strength of the Standard Beverage distribution network, American Rebel is poised to make a significant impact in the Kansas market.

Premium Safes, Concealed Carry Backpacks and Apparel at our Overland Park, Kansas store.

We build American Rebel Safes - one of the most desirable residential safes on the market. We are also the proud owners of Champion Safe Co. Our safes are specifically designed to meet the needs of homeowners and gun aficionados.

In a time when National Spirit is being rekindled, American Rebel positions itself as “America’s Patriotic Brand.” We are proud advocates of the 2nd Amendment and encourage safe and responsible gun ownership.

American Rebel’s store is located at 8500 Marshall Drive in Overland Park, Kansas, next to the Bushnell Factory Outlet conveniently located right off I-35.

For more information about American Rebel Holdings, Inc. and its products, please visit americanrebel.com, championsafe.com and americanrebelbeer.com.

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer, and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Light Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit americanrebel.com and americanrebelbeer.com. For investor information, visit americanrebel.com/investor-relations.

About American Rebel Light Beer

Produced in partnership with AlcSource, American Rebel Light Beer (americanrebelbeer.com) is a premium domestic light lager celebrated for its exceptional quality and patriotic values. It stands out as America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer.

American Rebel Light is a Premium Domestic Light Lager Beer – All Natural, Crisp, Clean and Bold Taste with a Lighter Feel. With approximately 100 calories, 3.2 carbohydrates, and 4.3% alcoholic content per 12 oz serving, American Rebel Light Beer delivers a lighter option for those who love great beer but prefer a more balanced lifestyle. It’s all natural with no added supplements and importantly does not use corn, rice, or other sweeteners typically found in mass produced beers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc. (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our,” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include benefits of marketing outreach efforts, actual placement timing and availability of American Rebel Beer, success and availability of the promotional activities, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

Media Inquiries:
Matt Sheldon
Precision Public Relations
Matt@PrecisionPR.co
917-280-7329